Exhibit 4.6

SCHEDULE "F"

REGISTRATION RIGHTS

The terms of this Schedule "F" are incorporated by reference into the subscription agreement to which it is attached.

Section 1.         Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement will have the meanings given such terms in the Subscription Agreement. As used in this Schedule, the following terms have the respective meanings set forth in this Section 1:

"Advice" has the meaning set forth in Section 7(c).

"Brokers Shares" means the Common Shares issued or issuable upon exercise of the Broker Warrants issued pursuant to the terms of the Agency Agreement.

"Brokers Warrant Shares" means the Common Shares issuable upon exercise of the Warrants issued upon exercise of the Brokers Warrants.

"Company" means the Corporation.

"Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

"Effectiveness Date" means with respect to the Registration Statement required to be filed hereunder, the day that is four months following the Closing Date. For the purpose of clarification, the Company may not delay the Effectiveness Date by declaring a Suspension Period.

"Effectiveness Period" has the meaning set forth in Section 2(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" or "Holders" means the Investors and other holder or holders, as the case may be, from time to time of Registerable Securities.

"Indemnified Party" has the meaning set forth in Section 6(c).

"Indemnifying Party" has the meaning set forth in Section 6(c).

"Investor" means the Subscriber pursuant to the Subscription Agreement to which this Schedule is attached.

"Losses" has the meaning set forth in Section 6(a).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the final prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means: (i) the Shares, (ii) the Warrant Shares, (ii) the Brokers Shares, and the Broker Warrant Shares (iii) the Additional Shares (as defined in Section 2(b)), and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event. Such securities will cease to be Registrable Securities upon transfer pursuant to the Registration Statement or Rule 144 under the Securities Act or at such time as such securities become transferable without any restrictions or limitations in accordance with Rule 144(b) (i) (or any successor provision).

"Registration Statement" means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

"Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means the Common Shares issued or issuable to the Investors pursuant to the Subscription Agreement.

"Suspension Period" has the meaning set forth in paragraph 2(e).

"Trading Day" means any day on which the Toronto Stock Exchange (the "TSX") is open for trading.

"Warrant Shares" means the Common Shares issued or issuable upon exercise of the Warrants issued pursuant to the Subscription Agreement.

Section 2.         Registration.

(a)

The Company shall within 30 days of the Closing Date prepare and file with the SEC the Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-3 (or on such other form appropriate for such purpose or necessary if the Company does not qualify for the use of Form S-3). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of the Registration Statement) the "Plan of Distribution" substantially in the form attached hereto as Annex A. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its reasonable best efforts to keep the Registration Statement continuously effective and available for use by Holders under the Securities Act until the date which is the earlier of (i) six months following the expiration of the Warrants, or (ii) such time as all of the Registrable Securities covered by the Registration Statement have been publicly sold by the Holders or (iii) at such time as all of the Registrable Securities become transferable without any restrictions or limitations in accordance with Rule 144(b)(1) (or any successor provision) (the "Effectiveness Period"). The Company further agrees to use its reasonable best efforts to file in a timely manner all reports and other documents required to be filed under the Exchange Act, such that the Registration Statement will be available for use by Holders of Registrable Securities and Holders will be able to sell their securities pursuant to Rule 144.

(b)

If the Registration Statement does not become effective on or before the Effectiveness Date or, subject to section 2(e) below, ceases to be effective and available for use any time it is required to be effective and available for use or, if, at a time the Registration Statement is not available for use, Rule 144 is not available for use for a period of five consecutive Trading Days by Holders of such securities because the Company has not filed all reports and other documents requested to be filed under the U.S. Exchange Act, then the Company will, subject to shareholder approval, issue to each purchaser of Special Warrants that holds Common Shares or Warrants issued pursuant to the Special Warrants or Common Shares issued pursuant to the Warrants a number of Units (the "Additional Units") equal to 10% of the number of Units issued or issuable pursuant to the Special Warrants purchased by purchasers in the Offering and shall issue, subject to shareholder approval, to Thomas Weisel a number of broker warrants equal to 10% of its broker warrants initially issued to Thomas Weisel (the "Additional Broker Warrants"), and, in addition thereto, the Company shall issue, subject to shareholder approval, to each such purchaser Additional Units equal to 2.5% (up to an aggregate maximum of 5%) of such number of Units for each 30 days (if the 30th day falls on a day that is not a Business Day, the 30th day shall be deemed to be the next Business Day) after the four month anniversary of the Closing Date (whether or not continuous) when neither the Registration Statement nor Rule 144 is available for resale of Common Shares issuable upon exercise of the Special Warrants or Common Shares issuable upon exercise of the Warrants. In lieu of issuing such Additional Units, the Company has the option, or if shareholder approval is not received, the obligation, to pay the cash equivalent of such Additional Units, which shall be deemed to be the US$0.85 per Additional Unit. As used herein, the "Business Day" means any day on which the TSX is open for trading.

(c)

Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Schedule as Annex B (a "Selling Holder Questionnaire") no later than June 20, 2008. The Company shall not be required to include the Registrable Securities of a Holder in the Registration Statement and shall not be required to pay any damages under Section 2(b) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire by the later of (i) June 20, 2008 or (ii) at least five Trading Days prior to the date of filing of the Registration Statement or pre-effective amendment to the Registration Statement (in no event is the Company required to delay filing the Registration Statement or any pre-effective amendment thereto). Each Holder also agrees to provide the Company with such other information as may be reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, including but not limited to providing such information in a timely manner regarding itself, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities. The Company shall not be required to include the Registrable Securities of a Holder or pay any damages under Section 2(b) to any Holder who fails to provide such reasonably requested information or who objects to the inclusion of required disclosure in the Registration Statement regarding such Holder, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities.

(d)

Upon the occurrence of any event that would cause the Registration Statement or the prospectus contained therein (A) to contain a material misstatement or ommission or (B) not to be effective and usable for resale of securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Registration Statement, a supplement to the prospectus or a report filed with the SEC, in case of clause (A), correcting any such misstatement or ommission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the Registration Statement and the related prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Registration Statement by written notice to the holders for a period not to exceed an aggregate of 10 days in any 90-day period (each such period, a "Suspension Period") if:

(X)

an event occurs and is continuing as a result of which the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company’s judgement, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(Y)

the Company determines in good faith that the disclosure of such event at such time would be seriously detrimental to the Company and its subsidiaries;

provided that, in the event the disclosure relates to a previously undisclosed, proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company’s ability to consummate such transaction, the Company may extend a Suspension Period from 10 days to 30 days; provided, however, that in no event shall the right to suspend the effectiveness of the Registration Statement be exercised during the first 30 days the Registration Statement is effective and in no event shall Suspension Periods exceed an aggregate of 90 days in any 360-day period. The Company shall not be required to specify in the written notice to the holders the nature of the event giving rise to the Suspension Period.

The notice of the existence of a Suspension Period shall remain confidential to such Holder until such information otherwise becomes public, unless disclosure by the Holder is required by law and provided that notwithstanding such Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgment that any such information is material, non-public information.

Section 3.         Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a)

The Company shall furnish to each Holder copies of all such documents proposed to be filed, upon the request of such Holder.

(b)

(i) Comply with Section 2(e) hereof and respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (ii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by the Registration Statement.

(c)

Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) and (iv) below, not less than three Trading Days prior to such filing and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post effective amendment to the Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a "review" of the Registration Statement and whenever the SEC comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and nonpublic information); and (C) with respect to the Registration Statement or any post effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading., and (vi) the occurrence of a Suspension Period.

(d)

Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)

Subject to Section 2(d) hereof, the Company hereby consents to the use of the Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f)

Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Subscription Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(g)

Upon the occurrence of any event contemplated by Section 2(e), or Section 3(c)(ii)–(a), use its reasonable best efforts to ensure that the use of the Registration Statement or Prospectus may be resumed as promptly as practicable and shall promptly prepare a supplement or amendment, including a post effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)

Comply with all applicable rules and regulations of the SEC.

Section 4.         Obligations of Each Holder. In connection with the registration of Registrable Securities pursuant to the Registration Statement, each Holder shall:

(a)

in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request; and

(b)

notify the Company when it has sold all of the Registrable Securities held by it.

Section 5.         Registration Expenses. All fees and expenses incident to the performance of or compliance with this Schedule by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and auditors, and other reasonable counsel fees and expenses, and including, without limitation, fees and expenses (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market or exchange on which the Common Stock is then listed for trading, (C) with respect to filing fees (if any) of FINRA pursuant to NASD Rule 2710, and (D) with respect to fees relating to compliance with applicable state securities or Blue Sky laws in connection with Blue Sky qualifications or exemptions of the Registerable Securities, (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Schedule and (vi) reasonable fees and expenses of one counsel to the holders of Registrable Securities up to $20,000. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Schedule (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 6.         Indemnification.

(a)

Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement or Schedule, indemnify and hold harmless each Holder, the officers, directors, partners, members and employees of each of them (and any other persons with a functionally equivalent role of a person holding such titles or performing such functions, notwithstanding a lack of such title or any other title), each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly in writing of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Schedule.

(b)

Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)

Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement and Schedule, except (and only) to the extent that that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel to the Indemnified Party that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)

Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses (by reason of public policy or otherwise), then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 7.         Miscellaneous.

(a)

Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b)

Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop transfer orders to enforce the provisions of this paragraph. The Company will use its reasonable best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of Registrable Securities pursuant to Section 3(c)(v) and (vi) hereunder shall be subject to the limitations set forth in Section 2(e), and that the suspension of the use of the Registration Statement will have the consequences set forth in Section 2(b) hereof.

(c)

Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule.

(d)

Amendments and Waivers. The provisions of this Schedule, including the provisions of this Section 7(d), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority interest of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

(e)

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided in accordance with the terms of the Subscription Agreement to which this Schedule is attached; provided however, that all written notices or copies of documents required to be provided pursuant to this Schedule may be electronic copies transmitted electronically to the Holder’s email address as set forth on the Selling Shareholder Questionnaire, or at set other email address as provided to the Company by the Holder.

(f)

Successors and Assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The rights under this Schedule shall be automatically assignable by the Investors to any transferee of 10,000 (ten thousand) Registerable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) the transfer of assignment is completed prior to the effectiveness of the Registration Statement or immediately following such transfer or assignment if the further disposition of the securities is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement.

(g)

Severability. If any term, provision, covenant or restriction of this Schedule is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)

Headings. The headings in this Schedule are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)

Independent Nature of Holders' Obligations and Rights. The obligations of each Holder under this Schedule are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Schedule. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Schedule. Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Schedule. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Schedule, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Holders has been provided with the same Schedule for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.

ANNEX A

Plan of Distribution

Each Selling Stockholder (the "Selling Stockholders") of the common stock ("Common Stock") of Colombia Goldfields Ltd., (the "Company") and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

  block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker dealer as principal and resale by the broker dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would not exceed customary fees and commissions.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) six months following the expiration of the Warrants, (ii) all of the Common Stock held by Selling Stockholders can be sold without restriction or limitation pursuant to Rule 144(b)(1) or (iii) such time as all shares covered by the registration statement have been sold publicly. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. We have advised each Selling Stockholder that it may not use shares registered under this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Securities and Exchange Commission. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

ANNEX B

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock (the "Registrable Securities") of Colombia Goldfields Ltd.(the "Company"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights (the "Registration Rights Agreement") to which this document is annexed. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

IF NOT DELIVERED TO THE AGENTS PRIOR TO CLOSING OF THE OFFERING, PLEASE FAX OR EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

NOTICE

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. NAME.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire – ENTITIES MUST COMPLETE THIS QUESTION):

2. ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

Telephone:

Fax :

Email:

Contact Person:

3. BROKER-DEALER STATUS:

(a)

Are you a broker-dealer?

Yes ___             No ___

(b)

If "yes" to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes ___             No ___

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)

Are you an affiliate of a broker-dealer?

Yes ___             No ___

(d)

If you are an affiliate of a broker-dealer. do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ___             No ___

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Subscription Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

5. RELATIONSHIPS WITH THE COMPANY:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
Dated:	Beneficial Owner:

By:

Name:

Title: